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                                                                    EXHIBIT 23.1



             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



        We hereby consent to the incorporation by reference of our report dated January 17, 1997 covering the financial statements of American HealthChoice, Inc. as of September 30, 1996 and for each of the years in the two-year period ended September 30, 1996 into the registration statement on Form S-8.


/s/Hein + Associates LLP

Hein + Associates LLP

Houston, Texas
September 12, 1997